Exhibit 99.1

ETHZilla Reports Third Quarter 2025 Financial Results

Company generates $4.1 million in revenue in first six weeks operating as ETHZilla;

Accelerates RWA tokenization initiatives

PALM BEACH, Fla., – Nov. 14, 2025 – ETHZilla Corporation (Nasdaq: ETHZ) (“ETHZilla” or the “Company”), a technology company connecting traditional finance and decentralized finance (DeFi), today announced financial results for the third quarter ended September 30, 2025.

Management Commentary

“This quarter marked a transformative leap for ETHZilla, establishing us as a technology leader in DeFi and positioning us for real-world asset (RWA) tokenization,” said McAndrew Rudisill, chairman and chief executive officer. “With the aggressive deployment of our substantial Ethereum holdings into leading restaking protocols, we’re generating robust, compounding yields while contributing to network security. Our strategic partnership with Liquidity.io, including a 15% equity stake in its parent company Satschel, Inc., lays the foundation to begin tokenizing high-value, real-world and financial assets on Ethereum Layer 2 (L2) networks, enhancing liquidity, reducing friction, and broadening access for all investors. While the tokenization of global assets is still in its early stages, we believe ETHZilla is well positioned to lead this charge and be a first mover in this space as we begin to tokenize assets in the coming weeks. We believe ETHZilla’s unique business model enables it to capture the full upside of ETH appreciation alongside sustainable on-chain cash flows, recurring cash flow from tokenization, and lead the development of what is anticipated to be a multi-trillion-dollar tokenized asset economy.”

Business Highlights

●	Secured $931 million in Institutional Capital: Raised approximately $931 million through multiple high-conviction financings, including a $425 million PIPE on August 4, 2025; a $156 million convertible note on August 11, 2025; and a $360 million convertible note on September 23, 2025. This robust backing from top-tier institutions is a testament to ETHZilla’s strategic transformation and emerging leadership in tokenized real-world asset infrastructure.

●	Strategic Restaking Deployment: In partnership with Electric Capital generated approximately 7.5% yield on deployed ETH in the third quarter. Partnered with leading protocols Ether.fi and Puffer Finance to deploy approximately $257 million into liquid restaking, enhancing yield on our Ethereum treasury while expanding our footprint across DeFi. This move enhances capital efficiency, generates high-margin on-chain income, and captures the full upside of ETH appreciation.

●	Landmark Partnership with Liquidity.io: Announced a strategic alliance with Liquidity.io, including a $15 million investment and a 15% equity stake in its parent company Satschel, Inc. We believe this partnership establishes ETHZilla as the premier platform for tokenizing high-value RWAs into fully compliant, liquid, on-chain instruments with seamless primary and secondary market access. Exclusive Ethereum L2 listing rights further cement the Company’s leadership in blockchain-powered financial innovation.

●	Share Repurchase Program: Repurchased 2,099,472 shares for $46.3 million inclusive of fees through November 13, 2025, under our board-approved $250 million authorization. These NAV-accretive repurchases reflect management’s confidence in ETHZilla’s intrinsic value and an unwavering commitment to delivering superior returns through prudent, opportunistic capital allocation.

●	Streamlined Legacy Portfolio for Focus & Growth: Successfully resolved all outstanding litigation against the legacy company, 180 Life Sciences, and divested the legacy biotechnology assets. The Company continues to retain the previously acquired iGaming assets until the physical assets associated with the tokenization cash flow have been initiated. We believe these actions further sharpen ETHZilla’s focus on high-growth digital asset tokenization and position the Company as a pure-play leader in the future of decentralized finance.

●	Strengthened Executive & Board Leadership: Appointed McAndrew Rudisill as Chairman and CEO; John Saunders as CFO; John Kristoff as SVP of Corporate Communications and Investor Relations; and Max van der Griend as VP of Corporate Finance to help accelerate the Company’s tokenized asset platform and growth strategy. Welcomed Jason New, Vice Chairman of Investment Banking at Lazard, to the Board—adding proven capital markets expertise to advance ETHZilla’s mission of connecting institutional finance with decentralized finance.

Near-Term Outlook

●	The Company expects revenue-generating RWAs on chain in the coming weeks.

●	The Company anticipates positive adjusted EBITDA in the fourth quarter.

●	L2 protocol yield expected to range between 3.5% and 4.5%, assuming no new ETH deployment and no further liquidity provisioning. If new ETH were to be deployed, the yield range would trend higher.

●	The Company plans to continue opportunistically repurchasing shares below NAV, using the remaining proceeds of its recent ETH sale when accretive, under its existing board-authorized $250 million stock repurchase program.

Third Quarter GAAP 2025 Financial Highlights

(in millions, except per share amounts)	For the Quarter Ended Sept. 30, 2025
Revenue	$4.1
Gross Profit	$4.1
CapEx	--
Cash and Cash Equivalents	$559

●	Revenue of $4.1 million, driven by ETH staking and incentive rewards earned across DeFi deployments from mid-August 2025.

●	Net loss from Continuing Operations of $208.7 million, primarily attributable to one-time non-cash items related to the July 2025 transaction expenses and write downs. Of this amount, approximately $208.4 million is associated with non-cash and transaction related fees.

●	Adjusted EBITDA of $8.5 million*

*	Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA, are included later in this release (see also “Non-GAAP Financial Measures”, below).

Third Quarter Summary

Third Quarter 2025 ETH Holdings and Key Business Metrics

(dollar figures in millions)	As of September 30, 2025
ETH Holdings	102,273
ETH Value	$424
Treasury Deployment[1]	70%
NAV	$445

All figures as of close on September 30, 2025

(1)	Represents the percentage of ETH deployed in Protocol 1, 2 and 3 staking/restaking. Earning rewards by validating and securing one or more blockchain protocols. Past performance is not indicative of future performance. Staking and Liquid Staking yield is subject to fluctuation as result of numerous factors, many of which are outside of our control, including changes in network activity, the total amount of ETH staked, transaction fees, and protocol adjustments

Conference Call Information

The company will host a live webcast at 10:30 a.m. ET today to discuss its third quarter 2025 results.

To register and listen to the live webcast, please use the link found here. A replay of the webcast will be available for approximately one year in the investor’s section of the Company’s website at ETHZilla.com.

About ETHZilla

ETHZilla Corporation (Nasdaq: ETHZ) is a technology company in the decentralized finance (DeFi) industry. ETHZilla seeks to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum Network protocol implementations. It generates recurring revenues through various DeFi protocols that improve Ethereum network integrity and security. ETHZilla believes it has the unique capability to bring traditional assets on-chain via tokenization. Through its proprietary protocol implementations, ETHZilla facilitates DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. ETHZilla is working to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other decentralized finance services. To learn more, visit ETHZilla.com.

Income Statement

ETHZILLA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenues	$4,110	$-	$4,110	$-
Total cost of revenues	-	-	-	-
Gross income	4,110	-	4,110	-

Selling, general and administrative expense	224,605	596	227,954	3,472
Operating income (loss)	(220,494)	(596)	(223,844)	(3,472)

Interest expense	(320)	(10.552)	(320)	(29)
Other income	12,143	74	12,156	1,842
Income (loss) before income taxes	(208,671)	(532)	(212,008)	(1,659)
Income tax benefit	-
Net Income (loss) from Continuing Operations	(208,671)	(532)	(212,008)	(1,659)
Net Income (loss) from Discontinued Operations	(8,071)	(304)	(8,830)	(236)
Net Income (loss)	(216,742)	(837)	(220,838)	(1,895)
Other Comprehensive Income (loss)	567	(67)	359	(82)
Total Comprehensive Loss	(216,175)	(904)	(220,479)	(1,976)

Basic and Diluted Net Loss per Common Share - Continuing operation	$(16.80)	$(5.43)	$(47.20)	$(19.59)
Basic and Diluted Net Loss per Common Share - Discontinured operation	$(0.65)	$(3.10)	$(1.97)	$(2.79)

Weighted average Common Stock outstanding – basic	12,418	98	4,492	85
Weighted average Common Stock outstanding – diluted	12,418	98	4,492	85

Balance Sheet

ETHZILLA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of September 30, 2025	As of September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$53,310	$4,567
Restricted cash	505,592	-
Prepaid expenses and other current assets	2,963	478
Current assets of discontinued operations	84	97
Total current assets	561,948	5,141

Marketable Securities	8,827	-
Digital Assets	180,934	-
Staking Receivables	257,604	-
Other noncurrent assets	-	7,622
Total assets	$1,009,313	$12,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,219	$359
Accrued expenses and other current liabilities	373	4
Short Term Debt	50,000	-
Current portion of long-term debt, net of debt issuance costs	486	1
Current liabilities of discontinued operations	3,711	3,141
Total current liabilities	55,789	3,505
Long-term accrued expenses and other noncurrent liabilities	-	7
Derivative Liability	12,111
Convertible Debt, net at fair value	496,276	-
Total liabilities	$564,176	$3,512

STOCKHOLDERS’ EQUITY
Class B Convertible Preferred Stock	-	0
Common Stock	2	-
Treasury Stock	(16,121)	0
Additional paid-in capital	826,176	153,692
Accumulated deficit	(362,361)	(141,523)
Accumulated other comprehensive income	(2,558)	(2,917)
Total stockholders’ Equity	445,137	9,252
Total liabilities and stockholders’ Equity	$1,009,313	12,763

Cash Flow

ETHZILLA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(212,008)	$(1,659)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation expense	208,923	275
Change in fair value of derivative liability	-	(0)
Digital asset gains and losses	(7,550)	-
Change in fair value of available for sale securities	75	-
Non-cash settlement expense	(3,724)	-
Non-cash staking and incentive revenue	(4,110)	-
Gain loss on settlement of liabilities	-	(53)
Changes in operating assets and liabilities:
Prepaid expense and other currentassets	(1,764)	1,093
Accounts payable	752	(71)
Accrued expenses	1,120	(117)
Net cash used in operating activities from continuing operations	(18,286)	(532)
Net cash used in operating activities from discontinued operations	(132)	(15)
Net cash used in operating activities	(18,419)	(546)

Cash Flows from Investing Activities:
Purcases of marketable securities	(8,891)	-
Purchases of digital assets	(243,480)	-
Net cash used in investing activities from continuing operations	(252,370)	-
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(252,370)	-

Cash Flows from Financing Activities:
Proceeds from exercise of pre-funded warrants from the Amendment to August 2023 Offering	-	0
Repayment of loans payable	(129)	(996)
Repayment of loans payable related parties	(1,000)	-
Treasury stock purchases	(16,121)	-
Proceeds from collateralized loan	50,000	-
Proceeds from convertible debt, net	500,001
Proceeds from exercise of common stock options	74
Proceeds from exercise of common stock warrants	5,606
Proceeds from shares issued for cash and warrants, net	286,844	-
Net cash provided by (used in) financing activities from continuing operations	825,275	(996)
Net cash provided by (used in) financing activities from discontinued operations	(151)	(14)
Net cash provided by (used in) financing activities	825,123	(1,010)
Net change in cash, cash equivalents and restricted cash	554,334	(1,556)
Cash, cash equivalents and restricted cash – beginning of the period	4,567	1,706
Cash, cash equivalents and restricted cash – end of the period	$558,901	$150

GAAP to non-GAAP Reconciliation

	For the three months ended September 30,		For the nine ended September 30,
(in thousands)	2025	2024	2025	2024
Net income (loss) from continuing operations	$(208,671)	$(532)	$(212,008)	$(1,659)
Income tax benefit	-	-	-	-
Depreciation and amortization	-	-	-	-
Interest expense	320	11	320	29
EBITDA	(208,351)	(522)	(211,688)	(1,630)
Stock-based compensation(1)	208,241	16	208,923	275
Business development & integration expenses(2)	-	-	-	-
Offering costs(3)	8,575	-	8,575	-
Loss on disposal and non-cash impairment charges(4)	-	-	-	-
Adjusted EBITDA	$8,466	$(505)	$5,810	$(1,355)

(1)	non-cash stock-based compensation expense associated with employee and non-employee equity awards

(2)	expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines

(3)	one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period

(4)	non-recurring or one time charges

Non-GAAP Financial Measures

Although we believe that net income or loss, as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and we use these measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance. EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA certain costs that are required to be expensed in accordance with GAAP, including non-cash stock-based compensation, business development and integration expenses, offering costs, non-cash adjustments to the fair value of earnout consideration, and non-cash adjustments to the fair value of outstanding warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the below reconciliation of these non-GAAP financial measures to their GAAP counterparts, under “GAAP to non-GAAP Reconciliation”, above.

Projections

The financial projections (the “Projections”) included herein were prepared by ETHZilla in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of ETHZilla were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of ETHZilla to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of ETHZilla; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current ETH pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of ETHZilla, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by ETHZilla’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of ETHZilla. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by ETHZilla, its management, advisors, or any other person that the Projections can or will be achieved. ETHZilla cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the Company’s stock repurchase, prior private placements and related transactions, prior OTC transaction, the amount, timing, and sources of funding for its stock repurchase program, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects, expectations regarding the capitalization, resources and ownership structure of the Company, the expected benefits of the expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to continue to purchase ETH over time, the Company’s digital asset treasury strategy, the digital assets to be held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies and online betting; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC on July 30, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@ethzilla.com

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